SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant (	)
Check the appropriate box:
(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(	)	Definitive Proxy Statement

(X)Definitive Additional Materials

( )	Soliciting Material Under Rule 14a-12
VOYA EQUITY TRUST

(Name of Registrant as Specified in Its Charter)
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

(	)	Fee paid previously with preliminary materials:
(	)	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

Reminder: Voting Instructions Are Required for the Special Shareholder Meeting

Dear Shareholder,

We recently sent proxy materials regarding an important proposal affecting your investment in the VY® Baron Growth Portfolio. A Special Shareholder Meeting is scheduled for July 2, 2026.

Our records show that you held shares of the Portfolio as of April 6, 2026, and that we have not yet received your voting instructions.

Your vote is important and helps ensure that your shares are represented in this process. Voting is quick and easy using one of the methods outlined below.

Thank you for your prompt attention to this matter.

If you have questions or need assistance, call 1-888-336-5196 and a proxy specialist will help you.

Without a proxy card
	www.proxyvote.com		Call 1-888-336-5196
	Have your proxy card handy		(Weekdays 9am to 10pm ET)
	and follow the simple directions		With a proxy card
VOTE	to complete the electronic	VOTE BY	Call the number located on your
ONLINE	voting instruction form.	PHONE	ballot (with a touch-tone phone to
vote using an automated system).

	With a smartphone		Vote processing
	Vote by scanning the Quick		Mark, sign and date the
	Response Code or “QR Code”		enclosed ballot and return
VOTE WITH		VOTE	BY
	on the enclosed proxy		it in the postage-paid
QR CODE	card/voting instruction form.	MAIL	envelope provided.

Your unique control number can be found on the
Thank you for your investment—and thank you for voting.
enclosed ballot in the box marked with an arrow.